               Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 3, 2003, in the Registration Statement (Form
S-4) and related Prospectus of Universal City Development Partners, Ltd. for the
registration of $500,000,000 11 3/4% Senior Notes due 2010.

                                                           /s/ Ernst & Young LLP

Orlando, Florida

September 5, 2003